UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

On December 18, 2013, Visualant, Inc. (the “Company”), a provider of disruptive light-based technologies, announced that it received its sixth patent on its ChromaID™ technology. The latest patent further validates the Company’s vision to introduce more efficient authentication, identification and diagnostic methods into the marketplace, and comes shortly after Visualant announced its strategic relationship with Intellectual Ventures.

Future devices embedded with ChromaID technology can read and record natural chromatic markers by structuring light onto a substance, through a liquid or gas, or off a surface. Once scanned, the technology captures the reflected light using a simple Photodiode array and creates a unique ChromaID profile. The ChromaID profile can be matched against existing databases to identify, detect, or diagnosis markers invisible to the human eye.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 8,583,394 and is entitled “Method, Apparatus and Article To Facilitate Distributed Evaluation of Object Using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated December 18, 2013 related to the sixth patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

December 18, 2013